                                                                      EXHIBIT 12
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                               OHIO EDISON COMPANY

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES




                                                                                              YEAR ENDED DECEMBER 31,
                                                                 -----------------------------------------------------------------
                                                                    1994            1995             1996            1997
                                                                 ----------      ----------       ----------      ----------
                                                                                                    (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:                           $  303,531      $  317,241       $  315,170      $  293,194
  Income before extraordinary items.......................
  Interest and other charges, before reduction for
    amounts capitalized...................................          283,849         273,719          255,572         250,920
  Provision for income taxes..............................          188,886         199,307          201,295         187,805
  Interest element of rentals charged to income ..........          108,463         111,534          114,093         117,409
                                                                 ----------      ----------       ----------      ----------
    Earnings as defined...................................       $  884,729      $  901,801       $  886,130      $  849,328
                                                                 ==========      ==========       ==========      ==========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
  Interest on long-term debt..............................       $  259,554      $  243,570       $  211,935      $  204,285
  Other interest expense..................................           18,931          22,944           28,211          31,209
  Subsidiaries' preferred stock dividend requirements.....            5,364           7,205           15,426          15,426
  Adjustment to subsidiaries' preferred stock dividends
    to state on a pre-income tax basis....................            3,294           2,956            2,910           2,918
  Interest element of rentals charged to income...........          108,463         111,534          114,093         117,409
                                                                 ----------      ----------       ----------      ----------
  Fixed charges as defined................................       $  395,606      $  388,209       $  372,575      $  371,247
                                                                 ==========      ==========       ==========      ==========
CONSOLIDATED RATIO OF EARNINGS TO FIXED
  CHARGES(1)..............................................             2.24            2.32             2.38            2.29
                                                                       ====            ====             ====            ====
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                                                                                    TWELVE
                                                                                    MONTHS
                                                                                     ENDED
                                                                                   MARCH 31,
                                                                                  ----------
                                                                     1998            1999
                                                                  ----------      ----------

EARNINGS AS DEFINED IN REGULATION S-K:                            $  301,320      $  324,850
  Income before extraordinary items.......................
  Interest and other charges, before reduction for                   235,317         232,857
    amounts capitalized...................................
  Provision for income taxes..............................           191,261         205,216
  Interest element of rentals charged to income ..........           115,310         115,248
                                                                  ----------      ----------
    Earnings as defined...................................        $  843,208      $  878,171
                                                                  ==========      ==========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
  Interest on long-term debt..............................        $  173,781      $  172,196
  Other interest expense..................................            46,110          45,235
  Subsidiaries' preferred stock dividend requirements.....            15,426          15,426
  Adjustment to subsidiaries' preferred stock dividends
    to state on a pre-income tax basis....................             2,892           2,878
  Interest element of rentals charged to income...........           115,310         115,248
                                                                  ----------      ----------
  Fixed charges as defined................................        $  353,519      $  350,983
                                                                  ==========      ==========
CONSOLIDATED RATIO OF EARNINGS TO FIXED
  CHARGES(1)..............................................              2.39            2.50
                                                                        ====            ====
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(1)  "Earnings" for purposes of these calculations have been computed by adding to "income before extraordinary items" all taxes based on income or profits, total interest charges and the estimated interest element of rentals charged to income. "Fixed charges" include total interest charges, the estimated interest element of rentals and subsidiaries' preferred stock dividend requirements, determined on a "pre-income tax" basis (computed, where applicable, at the effective income tax rates for the applicable periods). These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $7,424,000, $6,315,000, $5,093,000,
     $3,828,000, $2,209,000 and $2,204,000 for each of the five years in the period ended December 31, 1998 and the twelve months ended March 31, 1999, respectively.